Exhibit 99.1

For release:	October 25, 2006

Contact:	Financial	Media
	Kevin L. Tate, CPA	Kimberly M. Cavalier
	Chief Financial Officer	(610) 660-6814
	(610) 660-6813	kcavalier@uaigroupinc.com
ktate@uaigroupinc.com
United America Indemnity, Ltd. Reports Third Quarter 2006 Results
     George Town, Grand Cayman, Cayman Islands (October 25, 2006) — United America Indemnity, Ltd. (NASDAQ:INDM) today reported results for the third quarter of 2006.
     Selected financial data for the third quarter 2006 included:
•	A 213.2% increase in net income to $32.1 million or $0.86 per diluted share, compared to $10.2 million or $0.28 per diluted share in the third quarter of 2005.
•	A 131.7% increase in operating income to $22.9 million or $0.62 per diluted share, compared to $9.9 million or $0.27 per diluted share recorded in the third quarter of 2005.
•	An after-tax gain of $10.1 million related to the sale of the assets of Penn Independent Corporation.
•	A combined ratio of 86.8%.
•	Cash flow provided by operating activities of $67.5 million compared to $68.7 million in the third quarter of 2005.
     Financial highlights for the nine months ended September 30, 2006 included:
•	A 58.3% increase in net income to $70.1 million or $1.89 per diluted share, compared to $44.3 million or $1.22 per diluted share for the nine months ended September 30, 2005.
•	A 43.0% increase in operating income to $61.0 million or $1.64 per diluted share, compared to $42.6 million or $1.17 per diluted share for the nine months ended September 30, 2005.
•	A combined ratio of 89.7%.
•	A $191.6 million reduction in reinsurance receivables, net of collateral, to $395.1 million or 0.5 x shareholders’ equity at September 30, 2006.
•	A 12.1% increase in book value per share to $19.63, compared to book value per share of $17.51 at December 31, 2005.
•	A 23.5% increase in cash flow provided by operating activities to $159.5 million compared to $129.1 million for the nine months ended September 30, 2005.

United America Indemnity’s Third Quarter 2006 Results
     United America Indemnity’s (the “Company’s”) operating income for the three months ended September 30, 2006 increased 131.7% to $22.9 million ($0.62 per diluted share), compared with $9.9 million ($0.27 per diluted share) for the same period in 2005. Operating income for the three months ended September 30, 2006 includes a $5.0 million pretax decrease ($3.3 million after tax or $0.09 per diluted share) in net loss and loss adjustment expenses resulting from favorable loss trends relative to prior accident years. The 2005 operating income was affected by after-tax catastrophe losses from Hurricanes Katrina and Rita of $9.3 million ($0.25 per fully diluted share), net of reinsurance and inclusive of premiums to reinstate reinsurance coverage.
     The Company’s net income for the three months ended September 30, 2006 increased 213.2% to $32.1 million ($0.86 per diluted share), compared with $10.2 million ($0.28 per diluted share) for the same period in 2005. Net income for the three months ended September 30, 2006 included a $10.1 million after-tax gain resulting from the sale of substantially all of the assets of Penn Independent Corporation (“Penn Independent”) and $0.9 million of after-tax net realized investment losses, compared to $0.4 million of after-tax net realized investment gains in the corresponding period of 2005.
     Kevin L. Tate, Chief Financial Officer, noted, “United America posted another excellent quarter. Book value per share grew to $19.63 or 15.8% over the last twelve months. Furthermore, our balance sheet continues to strengthen. The Company has a conservative investment portfolio and reinsurance receivables continue to decline.”
     The Company’s combined ratio, a key measure of insurance profitability, was 86.8% in the third quarter of 2006, compared with 96.9% in the same quarter of last year. Excluding the impact of the reduction in net loss and loss adjustment expenses relating to prior accident years, the combined ratio for the third quarter of 2006 was 90.4%. Excluding the impact of catastrophe losses from Hurricanes Katrina and Rita, the combined ratio for the third quarter of 2005 was 89.8%.
     Gross premiums written increased 2.6% to $167.9 million in the current quarter, from $163.6 million in the third quarter of 2005. Net premiums written increased 8.0% to $145.7 million, from $134.9 million in the comparable quarter of 2005.
     William F. Schmidt, President and CEO of U.S. Insurance Operations, noted, “The underwriting operations of Penn-America and United National have delivered another excellent quarter for United America. Our combined ratio for the quarter of 86.8% is a direct result of our underwriting discipline and claims best practices.”
     The Company ended the third quarter of 2006 with cash and invested assets of $1,632.2 million, an increase of $208.0 million, or 14.6%, from December 31, 2005. Net investment income for the third quarter of 2006 of $15.6 million increased 41.0%, compared to the same quarter in 2005, due to an increase in cash and invested assets and increased investment yields on our fixed income portfolio. Net investment income for the third quarter of 2006 also included $0.4 million of limited partnership distributions compared to $0.1 million for the same period last year.

Cash flow provided by operating activities in the third quarter of 2006 was $67.5 million, compared to $68.7 million in the third quarter of 2005.
     The Company reduced reinsurance receivables during the third quarter by $69.7 million resulting from favorable loss trends relative to prior accident years. The ratio of reinsurance receivables net of collateral to shareholders’ equity was 0.5 at September 30, 2006 compared to 0.8 at June 30, 2006 and 0.9 at December 31, 2005. Reinsurance receivables, net of collateral at September 30, 2006, decreased by 23.0% or $118.2 million to $395.1 million from $513.3 million on June 30, 2006 and decreased by 32.6% or $191.6 million, from $586.4 million at December 31, 2005. The aggregate amount of collateral securing the reinsurance receivables held by the Company was $649.9 million at September 30, 2006. Reinsurance receivables, gross of collateral at September 30, 2006, decreased 10.5% or $122.6 million, to $1,045.0 million from $1,167.6 million at June 30, 2006, and decreased 18.2% or $233.1 million from $1,278.1 million at December 31, 2005.
     United America Indemnity’s book value at September 30, 2006 of $724.0 million represents a 13.1% increase from the Company’s book value of $639.9 million on December 31, 2005. The Company’s book value per share increased 12.1% to $19.63 per share, compared to $17.51 per share at December 31, 2005. Book value per share at September 30, 2006 is based on 36.9 million aggregate Class A and Class B common shares outstanding.
United America Indemnity’s Third Quarter Gross and Net Premiums Written Results by Business Unit

	Three Months Ended September 30
	(Dollars in thousands)
	Gross Premiums Written		Net Premiums Written
	2006	2005	2006	2005
Penn-America	$102,638	$94,232	$94,625	$82,341
United National	65,224	69,361	51,029	52,522

Total	$167,862	$163,593	$145,654	$134,863

     Penn-America: Penn-America writes small commercial businesses through a select network of general agents. Gross premiums written and net premiums written increased 8.9% and 14.9%, respectively, compared with the third quarter of 2005. The increase in gross premium written was primarily the result of increased property premium. The increase in net premiums written was primarily the result of increased property premium as well as increased retentions relating to its casualty reinsurance treaties.
     United National: United National writes specialty products in four distinct market segments — professional liability, class specific, property and casualty brokerage and umbrella/excess liability. Gross premiums written and net premiums written decreased 6.0% and 2.8%, respectively, compared with the third quarter of 2005. The decrease in gross and net premiums written resulted primarily from a reduction in the professional liability and umbrella segments, partially offset by increased writings in the brokerage segment.

United America Indemnity’s Nine Months Ended September 30, 2006 Results
     United America Indemnity completed its merger with Penn-America and its acquisition of Penn Independent on January 24, 2005. The results for United America Indemnity do not reflect the results of Penn-America and Penn Independent before this date.
     United America Indemnity’s operating income for the nine months ended September 30, 2006 increased 43.0% to $61.0 million ($1.64 per diluted share), compared with $42.6 million ($1.17 per diluted share) for the same period in 2005. The 2006 results included an after-tax benefit of $3.3 million ($0.09 per fully diluted share) resulting from the reduction in unpaid loss and loss adjustment expenses related to favorable loss trends relative to prior accident years. The 2005 results included after-tax catastrophe losses from Hurricanes Katrina and Rita of $9.3 million ($0.25 per fully diluted share), net of reinsurance and inclusive of premiums to reinstate reinsurance coverage.
     United America Indemnity’s net income for the nine months ended September 30, 2006 increased 58.3% to $70.1 million ($1.89 per diluted share) compared with $44.3 million ($1.22 per diluted share) for the same period in 2005. Net income for the nine months ended September 30, 2006 included a $10.1 million after-tax gain resulting from the sale of substantially all of the assets of Penn Independent Corporation and $0.9 million of after-tax realized investment losses. Net income for the nine months ended September 30, 2005 included $0.3 million of after-tax realized investment gains and an extraordinary gain of $1.4 million.
     The Company’s combined ratio was 89.7% for the nine months ended September 30, 2006, compared with 92.4% for the same period last year. Excluding the impact of the reduction in net loss and loss adjustment expenses relating to prior accident years, the combined ratio for the nine months ended September 30, 2006 was 90.9%. Excluding the impact of the catastrophe losses from Hurricanes Katrina and Rita, the combined ratio for the nine months ended September 30, 2005 was 90.9%.
     Gross premiums written for the nine months ended September 30, 2006 increased 6.8% to $494.7 million, from $463.0 million for the same period in 2005. Net premiums written increased 11.3% to $423.7 million, from $380.7 million in the comparable period of 2005.
United America Indemnity’s Nine Months Ended September 30, 2006 and 2005 Gross and Net Premiums Written Results by Business Unit

	Nine Months Ended September 30
	(Dollars in thousands)
	Gross Premiums Written		Net Premiums Written
	2006	2005	2006	2005
Penn-America	$300,712	$278,185	$274,869	$245,521
United National	194,003	184,770	148,810	135,157

Total	$494,715	$462,955	$423,679	$380,678

     Penn-America: Gross and net premiums written increased 8.1% and 12.0%, respectively, compared with 2005. The increases in gross and net premiums written were primarily the result of the merger of United America Indemnity with Penn-America. Net premiums written also increased resulting from increased retentions relating to its casualty reinsurance treaties.

     United National: Gross premiums written and net premiums written increased 5.0% and 10.1% respectively, compared with 2005. The increases in gross and net premiums written were primarily the result of an increase in the class specific and property brokerage segments, partially offset by a reduction in the professional liability and umbrella segments.
United America Indemnity, Ltd. — Sale of Penn Independent Corporation
     On September 30, 2006, United America Indemnity sold substantially all of the Assets of Penn Independent to Brown & Brown, Inc. As a result of this sale, the Company is classifying the results of agency operations, including the gain on this sale, as discontinued operations for 2006 and 2005. The following table sets forth the composition of gain or loss from discontinued operations in accordance with generally accepted accounting principals (“GAAP”).

	Three Months Ended		Nine Months Ended
	September 30		September 30
	(Dollars in thousands)
	2006	2005	2006	2005
Profit from Agency Operations, net of tax	$811	$845	$554	$416

Gain on Sale of Assets including one-time charges, net of tax	10,103	—	10,103	—

Gain from Discontinued Operations, net of tax	$10,914	$845	$10,657	$416

Teleconference and Webcast for Interested Parties
     Saul A. Fox, Chairman of United America Indemnity, Ltd., Kevin L. Tate, CPA, Chief Financial Officer of United America Indemnity, Ltd. and William F. Schmidt, President and CEO of U.S. Insurance Operations, will conduct a teleconference for interested parties on October 26, 2006 at 8:30 a.m. Eastern Time to discuss the third quarter 2006 results.
     The Company will release its earnings after the close of business on October 25, 2006 and prior to the teleconference .
     To participate in the teleconference, please telephone (888) 428-4479 (U.S. and Canada) or (612) 288-0329 (International) and you will be greeted by an operator. Please reference UAI Third Quarter Earnings Release Call or reference Mr. Kevin Tate.
     The teleconference is being webcast by AT&T and can be accessed at the company’s website at www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://65.197.1.5/att/confcast, Conference ID#: 844425 and click GO.
     The teleconference will be available for replay beginning 12:00 p.m. on October 26 until November 2, 2006. To listen to the replay, please telephone 800-475-6701 (U.S. and Canada) or 320-365-3844 (International) then enter 844425.

Forward-Looking Information
     This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
     The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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Note: Tables Follow

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	2006	2005	2006	2005
Gross premiums written	$167,862	$163,593	$494,715	$462,955

Net premiums written	$145,654	$134,863	$423,679	$380,678

Net premiums earned	137,327	121,987	406,508	343,901
Investment income, net	15,569	11,041	47,184	34,023
Net realized investment gains (losses)	(1,423)	572	(1,384)	350

Total revenues	151,473	133,600	452,308	378,274

Net losses and loss adjustment expenses	75,643	80,693	235,071	215,511
Acquisition costs and other underwriting expenses	43,559	37,619	129,647	102,065
Corporate and other operating expenses	2,876	2,483	11,077	10,658
Interest expense	3,063	2,664	8,741	6,760

Income before income taxes	26,332	10,141	67,772	43,280
Income tax expense	5,118	1,363	8,841	1,886

Net income before minority interest and equity in net income of partnership	21,214	8,778	58,931	41,394
Minority interests, net of tax	—	(7)	—	2
Equity in net income of partnership	(39)	631	533	1,056

Net income before discontinued operations and extraordinary	21,175	9,402	59,464	42,452
gain
Discontinued operations, net of tax	10,914	845	10,657	416
Extraordinary gain	—	—	—	1,426

Net income	$32,089	$10,247	$70,121	$44,294

Weighted average shares outstanding — basic	36,680	36,438	36,637	35,704

Weighted average shares outstanding — diluted	37,098	37,118	37,090	36,389

Net income per share — basic	$0.87	$0.28	$1.91	$1.24

Net income per share — diluted	$0.86	$0.28	$1.89	$1.22

Combined ratio analysis:
Before purchase accounting adjustments:
Loss ratio	55.1	63.6	57.8	59.4
Expense ratio	31.7	33.5	31.9	33.3

Combined ratio	86.8	97.1	89.7	92.7

Impact of purchase accounting adjustments:
Loss ratio	—	2.5	—	3.3
Expense ratio	—	(2.7)	—	(3.6)

Combined ratio	—	(0.2)	—	(0.3)

As reported, after purchase accounting adjustments:
Loss ratio	55.1	66.1	57.8	62.7
Expense ratio	31.7	30.8	31.9	29.7

Combined ratio	86.8	96.9	89.7	92.4

     Certain prior period amounts have been reclassified to conform to the 2006 presentation.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of	As of
ASSETS	September 30, 2006	December 31, 2005

Bonds:
Available for sale securities, at fair value (amortized cost: 2006 - $1,255,834 and 2005 - $1,092,137)	$1,250,643	$1,085,624
Preferred shares:
Available for sale securities, at fair value (cost: 2006 - $3,938 and 2005 -$6,563)	4,209	6,400
Common shares:
Available for sale securities, at fair value (cost: 2006 - $57,887 and 2005 - $56,654)	66,739	59,602
Other invested assets	57,486	52,427

Total investments	1,379,077	1,204,053

Cash and cash equivalents	253,137	220,122
Accounts receivable	25,077	24,235
Agents’ balances, net	88,485	78,669
Reinsurance receivables, net	1,045,020	1,278,156
Accrued investment income	13,317	12,260
Federal income taxes receivable, net	—	415
Deferred federal income taxes, net	18,492	21,646
Deferred acquisition costs, net	61,259	59,339
Goodwill	84,246	101,854
Intangible assets, net	23,780	30,852
Prepaid reinsurance premiums	40,404	41,688
Receivable for securities	1,936	—
Other assets	20,797	33,324

Total assets	$3,055,027	$3,106,613

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unpaid losses and loss adjustment expenses	$1,760,434	$1,914,224
Unearned premiums	288,438	272,552
Federal income taxes payable	7,115	—
Amounts held for the account of others	17,859	22,781
Ceded balances payable	13,439	22,895
Insurance premiums payable	26,598	25,252
Contingent commissions	7,699	11,061
Senior notes payable	90,000	90,000
Junior subordinated debentures	61,857	61,857
Notes and loans payable	5,721	6,455
Other liabilities	51,827	39,547

Total liabilities	$2,330,987	$2,466,624

Minority interest	—	62

Shareholders’ equity:
Common shares, $0.0001 par value	$4	$4
Additional paid-in capital	510,146	504,541
Accumulated other comprehensive income	17,858	9,471
Retained earnings	196,032	125,911

Total shareholders’ equity	$724,040	$639,927

Total liabilities and shareholders’ equity	$3,055,027	$3,106,613

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
	2006	2005	2006	2005

Operating income	$22,911	$9,888	$60,957	$42,616

Adjustments:

Net realized investment gains (losses), net of tax	(925)	359	(939)	252

Gain and one-time charges from discontinued operations, net of tax	10,103		10,103

Extraordinary gain				1,426

Total after-tax adjustments	9,178	359	9,164	1,678

Net income	$32,089	$10,247	$70,121	$44,294

Weighted average shares outstanding — basic	36,680	36,438	36,637	35,704

Weighted average shares outstanding — diluted	37,098	37,118	37,090	36,389

Operating income per share — basic	$0.62	$0.27	$1.66	$1.19

Operating income per share - diluted	$0.62	$0.27	$1.64	$1.17

Note Regarding Operating Income
In managing its business and evaluating its performance, United America Indemnity’s management focuses on operating income (net income excluding after-tax net realized investment gains (losses), gain and one-time charges from discontinued operations, net of tax, and extraordinary items that do not reflect overall operating trends) as a more appropriate measure to the ongoing operations of the business. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.